As filed with the Securities and Exchange Commission on December 6, 1996
                                                   Registration No. 333-



                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                     FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933


      Incorporated         AMERICAN ANNUITY GROUP, INC.       I.R.S. Employer
     Under the Laws           250 EAST FIFTH STREET          Identification No.
      of Delaware            CINCINNATI, OHIO  45202             06-1356481
                                  (513) 333-5300


                           AMERICAN ANNUITY GROUP, INC.

                            DEFERRED COMPENSATION PLAN


                              Mark F. Muething, Esq.
                              Senior Vice President,
                          General Counsel and Secretary
                           American Annuity Group, Inc.
                             Cincinnati, Ohio  45202
                                  (513) 333-5300
                               (Agent for Service)

                         CALCULATION OF REGISTRATION FEE


                                        Proposed       Proposed
                                        Maximum        Maximum
        Title of          Amount        Offering      Aggregate      Amount of
       Securities         To Be          Price         Offering     Registration
    To Be Registered  Registered(1)   Per Unit(2)      Price(2)        Fee(3)

    Deferred
    Compensation
    Obligations         $7,500,000         $1         $7,500,000       $2,273

    Common Stock,
    par                  500,000        $13.9375      $6,968,750       $2,112
    value $1.00 per       Shares
    share

   (1) This Registration Statement is filed for up to $7,500,000 in Deferred Compensation Obligations and up to 500,000 shares issuable pursuant to the American Annuity Group, Inc. Deferred Compensation Plan.

   (2)    Estimated solely for purposes of calculating registration fee.

   (3)    Registration fee has been calculated pursuant to Rule 457(h).





                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.     Incorporation of Documents by Reference

     The following documents filed by American Annuity Group, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

   1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

   2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

   3. The description of the Company's Common Stock contained in the Registration Statement on Form 10 filed on May 22, 1987 under the Securities Exchange Act of 1934.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Securities offered have been sold or which deregisters all Securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


   Item 4.     Description of Securities

     Under the American Annuity Group, Inc. Deferred Compensation Plan (the "Plan"), the Company will provide eligible employees the opportunity to defer a specified percentage of their cash compensation. Eligible employees may elect to have earnings credited to such employee's deferred compensation account under two investment options. An employee can either defer compen-sation into an account in which funds are credited with earnings based on the market performance of the Company's Common Stock (the "AAG Common Stock Option"), an interest-bearing account (the "Interest Option") or a combina-tion of the foregoing.

     The obligation of the Company ultimately to pay such deferred amounts in accordance with the Plan (the "Deferred Obligations") will be unsecured general obligations of the Company and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Company is a holding company, and its right to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. Consequently, the rights of participants in the Plan are subject to the prior claims of creditors of the Company's subsidiary.

     The amount of compensation to be deferred by each participating employee will be determined in accordance with the Plan based on elections by the employee. Each distribution under either the AAG Common Stock Option or the Interest Option will be made on a date selected by the employee participant in accordance with the terms of the Plan.

     To the extent a participant selects the Interest Option, their account will be adjusted to earn interest at a rate determined by the Board of Directors of the Company. Such obligations will be denominated and be payable in United States dollars.

     To the extent a participant selects the AAG Common Stock Option, their account will change in value based on the price of the Company's Common
   Stock beginning on the date of the investment of such Common Stock in accordance with the terms of the Plan. Such obligations will be paid in shares of Company Common Stock. A description of the Company's Common Stock is contained in the documents incorporated herein by reference.

     Any employee participant's right or the right of any other person to the Deferred Obligations cannot be transferred, pledged, or encumbered except by a written designation of a beneficiary under the Plan.

     The Deferred Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates specified by the participating employees, at the option of the Company or through operation of a mandatory or optional sinking fund of analogous provision. However, the Company reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall reduce retroactively the right of an employee participant to the balance of his or her deferred account as of the date of such amendment or termination.

     The Deferred Obligations are not convertible into another security of the Company. The Deferred Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. no trustee has been appointed having the authority to take action with respect to the Deferred Obligations and each employee participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or amendments pertaining to the Deferred Obligations, enforcing covenants and taking action upon a default.


   Item 5.     Interests of Named Experts and Counsel

     The legality of the Common Stock and the Deferred Obligations offered hereby will be passed upon for the Company by Mark F. Muething, Esq., Senior Vice President, General Counsel and Secretary of the Company. Mr. Muething beneficially owns 8,148 shares of the Company's Common Stock.


   Item 6.     Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law ("DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and without negligence or misconduct in the performance of their duties to the corporation. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.


     Article VII of the Registrant's By-laws provides for indemnification of directors and officers similar to that provided in Section 145 of DGCL.

     Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article Ninth of the Registrant's Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

     The Registrant also maintains directors' and officers' reimbursement and liability insurance and has entered into agreements with its directors and officers providing for indemnification in certain events.


   Item 7.     Exemption from Registration Claimed

     Not applicable.


   Item 8.     Exhibits*

      5   Opinion of Mark F. Muething, Esq.

     10   American Annuity Group, Inc. Deferred Compensation Plan

     23.1 Consent of Mark F. Muething, Esq. (contained on Exhibit 5).

     23.2 Consent of Ernst & Young LLP

     24   Power of Attorney (contained on the signature page).


   * All exhibits filed herewith.


   Item 9.     Undertakings

     9.1 The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     1. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     2. to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     3. to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   Provided, however, that paragraphs (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.3  The   undersigned  Registrant  hereby   undertakes  to   remove  from
   registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on December 6, 1996.

                                   AMERICAN ANNUITY GROUP, INC.


                                   By:
                                      Carl H. Lindner
                                      Chairman of the Board and
                                      Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate Mark F. Muething or William J. Maney as their attorney-in-fact to sign all amendments, including any post-effective amendments, to this Registration Statement.


         Signature              Capacity                Date

    *                    Chairman of the Board   December 6, 1996
    Carl H. Lindner      and Chief Executive
                         Officer (Principal
                         Executive Officer)




    *                    Director                December 6, 1996
    S. Craig Lindner



    *                    Director                December 6, 1996
    Robert A. Adams



    *                    Director                December 6, 1996
    A. Leon Fergenson



    *                    Director                December 6, 1996
    Ronald G. Joseph





    *                    Director                December 6, 1996
    John T. Lawrence III



    *                    Director                December 6, 1996
    William R. Martin



    *                    Director                December 6, 1996
    Ronald F. Walker



    *                    Senior Vice             December 6, 1996
    William J. Maney     President, Treasurer
                         and Chief Financial
                         Officer (Principal
                         Accounting Officer
                         and Principal
                         Financial Officer)




     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cincinnati, state of Ohio, on December 6, 1996.

                         American Annuity Group, Inc. Deferred
                         Compensation Plan




                         By:     Mark F. Muething

                         Title:  Senior Vice President,
                                 General Counsel and Secretary